UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

AMERICAN HOMES 4 RENT

AMERICAN HOMES 4 RENT, L.P.

(Exact name of registrant as specified in its charter)

Maryland (American Homes 4 Rent) Delaware (American Homes 4 Rent, L.P.)	001-36013 333-221878-02	46-1229660 80-0860173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California		91301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 23, 2019, American Homes 4 Rent, L.P. (the “Operating Partnership”) completed the previously announced offering of $400,000,000 aggregate principal amount of 4.900% Senior Notes due 2029 (the “Notes”).

In connection with the issuance of the Notes, the Operating Partnership entered into a Second Supplemental Indenture, dated as of January 23, 2019 (the “Supplemental Indenture”), between the Operating Partnership, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), which supplemented the Indenture, dated as of February 7, 2018 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Operating Partnership and the Trustee.

The Notes bear interest at a rate of 4.900% per annum accruing from January 23, 2019. Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2019. The Notes will mature on February 15, 2029. The Notes are the Operating Partnership’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Operating Partnership’s existing and future unsecured and unsubordinated indebtedness.

Under limited circumstances, the Indenture will require certain of the Operating Partnership’s subsidiaries and American Homes 4 Rent (the “Company”) to guarantee the Notes in the future if, and for so long as, such subsidiary or the Company, as the case may be, guarantees the Operating Partnership’s obligations under its revolving credit facility.

The Operating Partnership may redeem the Notes in whole at any time or in part from time to time, at the applicable make-whole redemption price specified in the Indenture. If the Notes are redeemed on or after November 15, 2028 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains certain covenants that, among other things, limit the ability of the Operating Partnership, subject to exceptions, to incur secured and unsecured indebtedness and to consummate a merger, consolidation or sale of all or substantially all of its assets. In addition, the Indenture requires the Operating Partnership to maintain total unencumbered assets of at least 150% of total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become due and payable.

The foregoing description is a summary of the terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture (including the form of Notes), copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on December 1, 2017 (File No. 333-221878), as post-effectively amended on January 15, 2019, and a base prospectus and prospectus supplement, each dated January 15, 2019, filed by the Operating Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 7, 2018, between American Homes 4 Rent, L.P. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrants’ Current Report on Form 8-K filed February 7, 2018)

4.2	Second Supplemental Indenture, dated as of January 23, 2019, between American Homes 4 Rent, L.P. and U.S. Bank National Association, as trustee

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019		AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President – Counsel

Date: January 23, 2019		AMERICAN HOMES 4 RENT, L.P.

	By:	American Homes 4 Rent, its general partner

	By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President – Counsel